Exhibit 10.10

Venue Lease Agreement

Party A (Lessor): Quanzhou Xinao Transportation Energy Development Co., Ltd.

Unified social credit code: 913505025747422819

Party B (lessee): Shanghai Youxu New Energy Technology Co., Ltd.

Social credit code: 91310115MA1HBK8P4X

Contract signing date: ______(year) ______(month) ______(day)

Contract signing place: Quanzhou City, Fujian Province

Contract number:

Given:

Party A has the ownership and land use rights of the gas station in Exhibition City located on the south side of Chifeng Road, Tingdian Community, Jiangnan Street, Quanzhou City. Party B leases the above gas station site from Party A for business needs. In accordance with the “Civil Code of the People’s Republic of China” and relevant regulations and policies, the following terms have been agreed upon by both parties through negotiation, for mutual compliance and implementation.

Article 1 Site and Operation

1. Party A leases out part of the exhibition city gas station to Party B for use in the operation of the car swap station . The specific location and area of the venue lease shall be determined by Party A and shall be based on the plane design drawing.

3. Party B promises that it enjoys the right to construct and operate a car swap station, and provide the right certification documents to Party A for record.

Article 2 Lease Term

1. The lease term agreed by both parties is 8 years, that is, from July 16, 2022 to July 15, 2030.

2. After the lease term expires, Party B has the priority to renew the lease. Party B shall apply to Party A in writing for renewal of the lease one month before the expiry of the lease term, otherwise it shall be deemed to have waived the priority right to renew the lease.

3. Within 2 working days from the date of signing this agreement, Party B shall pay Party A the site rental fee and the electricity fee deposit of RMB 150,000 (¥150,000) , of which: the deposit for the use of the site is RMB 60,000 (¥60,000) , and the electricity bill is 90,000 yuan (¥90,000) . When the lease term expires, sboth parties A and B settle the creditor’s rights and debts and return the above-mentioned venues, the remaining part of the security deposit shall be refunded by Party A without interest after deducting the expenses and liability for breach of contract that shall be borne by Party B.

4. During the lease period , Party A has the right to reserve the right to repurchase the power station replacement project of the gas station in the Exhibition City . The terms of the agreement are the same.

Article 3 Rent payment method and agreement

1. Battery-swap station rental: Party B pays the rental fee (site and box transformer) to Party A, the annual site rental fee is RMB 144,000, and the annual box transformer rental fee is RMB 96,000 yuan. The rental fee (including site rental fee and box change rental fee) will increase by 10 % every three years.

2. Rent payment method: Rent is paid quarterly, using the method of first payment and then use. Party A shall issue a formal lease invoice to Party B before the 3rd of the first month of each quarter , and Party B shall pay the lease fee for the current quarter within 3 working days after receiving the invoice. If it is overdue, a late fee of three thousandths of the annual rental fee (site and box change) must be paid on a daily basis.

3. When the contract expires, if the lease continues, the renewal fee is agreed separately.

Article 4 Site Management

1. Party B shall comply with the “Safety Production Law” and properly manage the site for use (charging and replacing equipment, tap water, television communication and power lines and other facilities). If the site and facilities are damaged due to improper management and use, it shall be responsible for repairing or Liability for compensation.

2. Party B shall obtain the relevant acceptance procedures for project quality, energy saving, fire protection, environmental protection, lightning protection, safety, etc. required by relevant government departments to use the equipment, and obtain corresponding business qualifications.

3. During the lease period, Party A shall pay the electricity fee used by Party B in advance, and the basic electricity fee shall be settled on a monthly basis. Party B shall pay Party A the basic electricity fee of the month in full within 5 working days after receiving the official invoice issued by Party A.

4. When Party A needs to change the purpose of the leased property or carry out other constructions, it shall notify Party B in writing three months in advance.

Article 5 Safety Management

1. Party B shall abide by the “Safety Production Law”, the Ministry of Public Security’s ” Regulations on Internal Security and Protection of Enterprises and Institutions”, and “Regulations on Fire Safety Management of Organs, Groups, Enterprises, and Institutions”, and undertake fire prevention, anti-theft and anti-theft within the scope of use and management of the site. Responsibility for accidents and vandalism.

2. Party B must do a good job of safety and anti-theft facilities, and the vehicles and personnel of Party B entering and leaving the factory must abide by the rules and regulations of Party A’s safety and security; at the same time, it should be equipped with sufficient equipment for fire prevention and fire prevention. Party B shall accept the safety inspection of the local government competent department and Party A, and shall rectify the unsafe factors found in time. In the event of an unsafe accident or fire accident, Party B shall bear all the responsibilities.

3. Party B’s vehicles and personnel must comply with Party A’s safety management regulations in the rental site .

Article 6 Other agreed matters

1. Party B shall register according to law , operate legally, pay taxes and related fees by itself, and obey the management of local government authorities. When Party B handles the necessary business licenses, Party A shall provide relevant certificates and provide cooperation and support. Party B shall submit photocopies of relevant qualification certificates to Party A for archival reference.

2. Party B shall not operate vehicle transportation, production, management and storage businesses of other dangerous goods in the venue .

3. Party B shall have comprehensive rights and obligations for the operation of the completed power exchange station, independently conduct operation and management in accordance with relevant laws and regulations, and assume the creditor’s rights, debts and relevant taxes and fees arising from the operation .

4. During the operation period, Party B must abide by the laws and regulations on fire protection, environmental protection, industry and commerce, taxation, insurance, technical supervision, lightning protection and safety formulated by the relevant state and government departments to operate the power exchange station, and undertake the above-mentioned responsibilities during the operation of the power exchange station. legal responsibility for this.

5. After the lease term expires or the contract is terminated, if the two parties do not renew the lease , Party A has the right to take back the site , and Party B shall return the site and its original accessories, equipment and facilities as it is. The non-removable decorations attached to the site belong to Party A.

Article 7 Liability for breach of contract

1. Except for the force majeure stipulated by law, neither party shall terminate the lease term in advance , otherwise, it will be regarded as a breach of contract, and the breaching party shall bear the breach of contract responsibility and pay the breaching party a penalty of RMB 100,000, causing economic losses to the non-compliance party, it shall be liable for compensation at the same time. If one party’s breach of contract causes the other party to resolve the dispute through litigation, the breaching party shall bear the payment of the non-compliant party, including but not limited to litigation fees, preservation fees, property preservation guarantee fees, announcement fees, attorney fees, travel expenses, etc. The cost of realizing the claim.

2. After Party A provides Party B with the venue usage fee and other related fees, Party B shall pay according to the agreement. If payment is not made to Party A within 60 natural days overdue, Party A has the right to unilaterally terminate the contract and demand compensation from Party B for losses.

3. If Party B subleases, subcontracts, lent or changes the use of the site without authorization, Party A may terminate this agreement in advance, take back the site, and require Party B to bear the losses caused thereby .

4. Party B shall operate according to the location determined by Party A in Article 1 of this agreement, and shall not exceed the scope agreed in this agreement. In the process of construction and operation, Party B shall ensure that it shall not destroy the rest of the movable and immovable properties owned by Party A in the gas filling station, including but not limited to gas stations, gas stations, charging stations, etc., and Party B shall be liable for compensation for losses caused to Party A.

5. During the lease period, disputes arising between Party A and Party B during the performance of this contract or related to this contract shall be resolved through negotiation by both parties. Without the consent of one party or the negotiation of both parties is inconsistent, the other party terminates the agreement in advance, which constitutes a breach of contract. , shall be liable for breach of contract, and the breaching party shall pay liquidated damages of RMB 100,000 to the non-compliance party .

Article 8 Disclaimer

1. If the site is damaged and Party B’s losses are caused due to force majeure, Party A and Party B shall not be liable for each other’s economic compensation.

2. This agreement shall be terminated immediately when Party B cannot carry out the business as agreed in this agreement due to government actions requiring requisition, requisition, demolition of site or due to regulations and policy restrictions, Party A shall notify Party B in writing three months in advance , A , Both parties shall not be liable for financial compensation to each other . In addition, Party B needs to cooperate with the relocation unconditionally, and the compensation and compensation due to expropriation or demolition, including the compensation for the demolished assets, the loss of production and business suspension, the compensation for the equipment and facilities, etc., belong to Party A.

3. If Party A needs to demolish the site due to overall planning or to take back the site due to safety or production needs, it shall notify Party B in writing three months in advance, and Party B shall support and unconditionally terminate this agreement.

4. If the contract is terminated due to the reasons 1, 2 and 3 above, the compensation or compensation due to the respective assets shall be owned by them. The rental fee is calculated according to the actual usage time (the number of days for the part of the whole month).

Article 9 Notice and Service

1. All notices, documents, materials, etc., issued or provided by both parties for the performance of this contract, shall be delivered by post or email according to the correspondence address and telephone number listed in the first part of this contract; Or change the telephone number should be notified in writing to the other party, otherwise the notices, documents and materials sent to the mailing address or telephone number listed in the header of this contract will be deemed to be effectively served.

2. If it is delivered by post, it shall be deemed delivered on the day the other party signs for receipt; if the date of receipt is unclear, or if it is rejected and returned, it shall be deemed delivered within three days from the date of sending or posting the letter. If it is delivered by e-mail, the notification, documents, data and other data messages will be deemed delivered when they enter the other party’s system; if the notice, documents, data and other data messages are unclear or rejected when they enter the other party’s system, they will be returned , it shall be deemed delivered on the second day after the e-mail is sent.

3. The correspondence addresses of the parties stated in the first part of this contract can be used as the address for the court to serve the litigation documents. Because the stated address is incorrect or the changed address is not notified in time, the litigation documents cannot be actually received, or the litigation documents are rejected. If the documents are received or served by mail, the date on which the litigation documents are returned shall be deemed as the date of service.

Article 10 Dispute Handling

1. For matters not covered in this agreement, Party A and Party B immediately negotiate and sign a supplementary agreement, which has the same effect as this agreement.

2. If there is a dispute in the performance of the agreement, Party A and Party B shall negotiate to resolve it; if the negotiation fails, it shall be submitted to the people’s court where the leased site is located for trial .

Article 11 Signing of the agreement

1. This agreement will take effect from the date of signature and seal of both parties .

2. This agreement is made in four copies, Party A holds two copies and Party B holds two copies.

Party A: Quanzhou Xinao Transportation Energy development co., ltd.

Legal representative or authorized representative:

Account Bank: Industrial Bank Quanzhou Branch

Account number: 152300100100248109

Date of signing: year month day

Party B: Shanghai Youxu New Energy Technology

development co., ltd.

Legal representative or authorized representative:

Account Bank:

Account number:

Date of signing: 2022.7.10